UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On January 22, 2026, Banpu North America Corporation (the “Consenting Majority Stockholder”), the holder of approximately 66% of the outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of BKV Corporation (the “Company”), consented in writing to an amendment and restatement of the BKV Corporation 2024 Equity and Incentive Compensation Plan (the “2024 Plan” and, as amended and restated, the “A&R 2024 Plan”). The board of directors of the Company (the “Board”), based on the recommendation of the compensation committee thereof, approved the A&R 2024 Plan on December 17, 2025, subject to receipt and effectiveness of the written consent of the Consenting Majority Stockholder (the “Written Consent”).

The A&R 2024 Plan would, among other things, increase the number of shares of Common Stock available for grant and issuance under the 2024 Plan by 2,500,000 shares. The 2024 Plan provides for, and the A&R 2024 Plan would continue to provide for, the granting, from time to time, of non-qualified stock options, appreciation rights, restricted stock awards, restricted stock units, cash incentive awards, performance shares, performance units and other awards denominated or payable in, or otherwise related to the value of, the Company’s Common Stock to eligible non-employee directors, officers and other employees of the Company.

The Company’s stockholders of record as of January 20, 2026, are entitled to notice of the taking of the action by the Consenting Majority Stockholder to approve the A&R 2024 Plan. As of the close of business on January 20, 2026, 96,972,345 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally. As of January 20, 2026, the Consenting Majority Stockholder was the owner of record of 63,877,614 shares of Common Stock, representing approximately 66% of the voting power of the then outstanding shares of capital stock of the Company. The Written Consent of the Consenting Majority Stockholder constituted stockholder approval of the adoption of the A&R 2024 Plan under the Delaware General Corporate Law and the Company’s Second Amended and Restated Certificate of Incorporation.

The Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission and send or give the Information Statement to the holders of record of its Common Stock as of January 20, 2026. Pursuant to applicable regulations, the A&R 2024 Plan will become effective no earlier than 20 days from the date the Information Statement is first sent or given to such stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

January 22, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer